Exhibit 99.1

ePlus Reports Fourth Quarter and Fiscal 2014 Results

For Fourth Quarter 2014
•	Revenue increased 10% to $259.9 million, driven by 11.6% growth in Technology segment
•	Gross profit margin of 21%; 18.8% on Products and Services
•	Earnings Per Diluted Share of $1.03, up 8.4%

For Fiscal Year 2014
•	Revenue increased 7.6% to $1.1 billion
•	Gross profit margin of 20.5%; 18.3% on Products and Services
•	Earnings Per Diluted Share of $4.37, up from $4.32
•	Build out of engineering and sales capabilities to drive future growth

HERNDON, VA – June 3, 2014 – ePlus inc., (NASDAQ NGS: PLUS – news) a leading provider of technology solutions, today announced financial results for the fourth quarter and fiscal year ended March 31, 2014.

Management Comment

“Fiscal 2014 was a year of continued progress for ePlus and demonstrated our ability to generate solid revenue growth, significantly ahead of the overall IT spending growth rate,” said Phillip G. Norton, CEO, Chairman and President of ePlus. “Technology revenues increased 8.3% for the year, supported by higher services revenues, as we continued to emphasize this value-added, higher margin part of our business and provide existing and new customers with increasingly complex IT solutions. Our technology segment, which accounted for 96.6% of total revenue, produced a 10.3% increase in earnings before taxes, thanks to our ongoing focus on containing and even reducing certain administrative costs, while expanding our engineering and sales headcount. This positive performance more than offset the year-over-year decrease in revenues from our financing business, where comparisons tend to be more uneven. Demand for our financing services from new and existing customers, however, remains strong.

“After a more muted first half, our technology product and services sales re-accelerated in the second half of fiscal 2014. We ended fiscal 2014 with positive momentum, posting year-over-year improvements in revenues and diluted earnings per share and a 20.5% gross profit margin.

“Our balance sheet remained strong, with cash and cash equivalents of $80.2 million at the end of fiscal 2014 and unfunded financing portfolio assets which could generate up to $71 million in cash proceeds if  funded.  This provides us with the financial resources and flexibility to take advantage of organic and acquisition growth opportunities in the periods ahead,” Mr. Norton noted.

Fiscal Fourth Quarter 2014 Results

•	For the quarter ended March 31, 2014, consolidated revenues increased 10.0% to $259.9 million from $236.3 million in last year’s fourth quarter.

•	Technology revenues increased 11.6% to $251.9 million, up from $225.7 million a year earlier.

•	Financing revenues were $8.0 million, down from $10.6 million in the fiscal 2013 fourth quarter.

•	Net earnings rose 6.8% to $8.2 million, or $1.03 per diluted share, compared with $7.7 million, or $0.95 per diluted share, in last year’s fourth quarter.

Fiscal 2014 Results

•	For fiscal year 2014, consolidated revenues rose 7.6% to $1.1 billion, from $983.1 million a year earlier.

•	Technology revenues were $1.0 billion, an increase of 8.3% from the $943.2 million reported last year.

•	Financing revenues for fiscal 2014 were $36.1 million, compared with $39.9 million a year earlier.

•	Net earnings rose 1.3% to $35.3 million, or $4.37 per diluted share, compared with $34.8 million, or $4.32 per diluted share in fiscal 2013.

Balance Sheet Highlights

At March 31, 2014, the Company had $80.2 million of cash and cash equivalents and short term investments, compared to $53.7 million on March 31, 2013. Total stockholders’ equity was $266.4 million and total diluted shares outstanding were 8.0 million, compared to $238.2 million and 7.9 million diluted shares, respectively, at March 31, 2013.

Summary and Outlook

“Fiscal 2014 was another year of solid performance for ePlus and has set the stage for continued growth and progress. Ongoing investments to expand  our engineering capabilities and headcount and increase our sales and marketing personnel and programs, we believe should  enable us to  continue to grow revenues at a faster pace than the overall IT market and to continue to post significant year-over-year increases in services revenues. We believe that we are competitively well-positioned to achieve organic growth by providing complex IT solutions to a diversified and expanding roster of over 2,800 customers, and that there will be significant opportunities ahead to make accretive acquisitions designed to further broaden our customer base and capabilities, and build out the geographic coverage of our national footprint,” Mr. Norton concluded.

Results of Operations – Three Months Ended March 31, 2014

The Company’s operations are conducted through two business segments. The technology segment includes sales of information technology products, third-party software, third-party maintenance contracts, advanced professional services and managed services, and licensing of the Company’s proprietary software to commercial, and state and local governments and educational institutions. The financing segment consists of the financing of equipment, software and related services to commercial, state and local governments, educational institutions and government contractors.

Technology Segment

The results of operations for the technology segment for the three months ended March 31, 2014 and 2013 were as follows (dollars in thousands):

	Three Months Ended March 31,
	2014	2013	Change
Sales of product and services	$249,307	$223,715	$25,592	11.4%
Fee and other income	2,559	1,996	563	28.2%
Total revenues	251,866	225,711	26,155	11.6%

Cost of sales, product and services	202,313	179,754	22,559	12.5%
Professional and other fees	1,343	2,833	(1,490)	(52.6%)
Salaries and benefits	29,878	27,621	2,257	8.2%
General and administrative	5,507	4,845	662	13.7%
Interest and financing costs	20	19	1	5.3%
Total costs and expenses	239,061	215,072	23,989	11.2%
Segment earnings	$12,805	$10,639	$2,166	20.4%

Gross margin, product and services	18.8%	19.7%

Total revenues increased 11.6% to $251.9 million, compared to $225.7 million in last year’s fourth quarter, reflecting higher sales of products and services to large and middle-market customers. Total costs and expenses increased 11.2% to $239.1 million, compared with $215.1 million in the year-ago quarter, due to a combination of higher revenues and related costs, and a 6.6% increase in engineering and sales and marketing headcount.

Gross margin on sales of products and services was 18.8%. The 19.7% reported for the same quarter last year included product mix and pricing benefits specific to that period.

Technology segment earnings were $12.8 million, compared with $10.6 million a year earlier.

Financing Segment

The results of operations for the financing segment for the three months ended March 31, 2014 and 2013 were as follows (dollars in thousands):

	Three Months Ended March 31,
	2014	2013	Change
Financing revenue	$7,907	$10,561	$(2,654)	(25.1%)
Fee and other income	135	40	95	237.5%
Total revenues	8,042	10,601	(2,559)	(24.1%)

Direct lease costs	2,945	3,254	(309)	(9.5%)
Professional and other fees	544	1,947	(1,403)	(72.1%)
Salaries and benefits	2,111	2,534	(423)	(16.7%)
General and administrative	711	279	432	154.8%
Interest and financing costs	539	481	58	12.1%
Total costs and expenses	6,850	8,495	(1,645)	(19.4%)
Segment earnings	$1,192	$2,106	$(914)	(43.4%)

Total revenues fell 24.1% to $8.0 million, compared to $10.6 million a year earlier, primarily due to lower transactional gains.  Total costs and expenses fell 19.4% to $6.9 million, compared with $8.5 million a year earlier, in line with the revenue decline.

Financing segment earnings were $1.2 million, compared to $2.1 million a year earlier.

Results of Operations – Year Ended March 31, 2014

Technology Segment

The results of operations for our technology segment for the years ended March 31, 2014 and 2013 were as follows (dollars in thousands):

	Year Ended March 31,
	2014	2013	Change
Sales of product and services	$1,013,374	$936,228	$77,146	8.2%
Fee and other income	8,037	6,949	1,088	15.7%
Total revenues	1,021,411	943,177	78,234	8.3%

Cost of sales, product and services	827,875	767,447	60,428	7.9%
Professional and other fees	7,557	9,638	(2,081)	(21.6%)
Salaries and benefits	113,481	100,447	13,034	13.0%
General and administrative	21,103	19,028	2,075	10.9%
Interest and financing costs	84	89	(5)	(5.6%)
Total costs and expenses	970,100	896,649	73,451	8.2%
Segment earnings	$51,311	$46,528	$4,783	10.3%

Gross margin, product and services	18.3%	18.0%

Total revenues for the year ended March 31, 2014 increased 8.3% to $1.0 billion, from $943.2 million a year earlier, assisted by an increase in professional service revenues.

The Company maintained its balanced portfolio of customer end markets. The breakdown of sales of products and services as a percentage of total was as follows:

Technology 21%
State & Local Government &
  Educational Institutions 20%
Telecom, Media, and Entertainment18%
Financial Services 11%
Healthcare 11%
Other 19%

Total costs and expenses for the year ended March 31, 2014 increased 8.2% to $970.1 million, from $896.6 million a year earlier, reflecting an increase in revenues and related costs and a 6.6% increase in engineering and sales and marketing headcount to 643 from 603.  Gross margin on sales of product and services was 18.3%, up from 18.0% in last fiscal year. Segment earnings were $51.3 million compared to $46.5 million in the prior year.

Financing Segment

The results of operations for our financing segment for the years ended March 31, 2014 and 2013 were as follows (dollars in thousands):

	Year Ended March 31,
	2014	2013	Change
Financing revenue	$35,896	$38,384	$(2,488)	(6.5%)
Fee and other income	229	1,551	(1,322)	(85.2%)
Total revenues	36,125	39,935	(3,810)	(9.5%)

Direct lease costs	12,748	10,892	1,856	17.0%
Professional and other fees	1,484	3,460	(1,976)	(57.1%)
Salaries and benefits	9,670	10,516	(846)	(8.0%)
General and administrative	1,572	1,071	501	46.8%
Interest and financing costs	1,864	1,779	85	4.8%
Total costs and expenses	27,338	27,718	(380)	(1.4%)
Segment earnings	$8,787	$12,217	$(3,430)	(28.1%)

Revenues decreased 9.5% to $36.1 million, from $39.9 million a year earlier.  Transactional gains increased by 18.8% to $8.5 million, but were more than offset by lower post-contract earnings, as last fiscal year’s results benefitted from the early termination of certain lease agreements.

Total costs and expenses fell 1.4% to $27.3 million, from $27.7 million a year earlier, and segment earnings fell 28.1% to $8.8 million, from $12.2 million in fiscal 2013.

Recent Corporate Developments

•
In May 2014, ePlus completed a secondary common stock offering by existing stockholders of 1,810,000 shares, including shares sold in the overallotment, at a price to the public of $50.00 per share. ePlus did not receive any proceeds from the transaction. In connection with the offering, the Company repurchased from the underwriters 400,000 shares of ePlus common stock for an aggregate purchase price of $19.0 million, using proceeds generated by funding a portion of the financing portfolio with non-recourse notes payable.

•	On February 4, 2014, ePlus announced the opening of a new managed services center in the Raleigh, NC area. The 12,000 square-foot facility is ePlus’ third Managed Services Center in the United States.

Recognitions

•
On December 4, 2013, ePlus was awarded top partner ranking in FlexPod sales for the first half of NetApp’s fiscal year 2014. FlexPod is a pretested and validated solution that combines networking, computing and storage in a shared infrastructure and supports multiple applications and workloads to help customers accelerate and simplify their transition to the cloud.

•	On April 1, 2014, ePlus received a Cisco Partner Summit Global award, recognized as Cloud Builder of the Year. In addition, ePlus received the following recognitions at the summit:
o	Commercial Partner of the Year, Americas
o	Architectural Excellence - Collaboration, US/Canada: East
o	Cisco Meraki Elevate East Partner of the Year, US/Canada: East
o	SLED Partner of the Year, US/Canada: West

•
On April 8, 2014, ePlus  was named co-winner in the Enterprise Group U.S. 2014 Top Growth Partner HP Storage VAR category at Hewlett-Packard’s Global Partner Conference in Las Vegas, NV. ePlus is an HP Platinum Partner with HP specializations in Converged Infrastructure and Printing and Computing Systems.

Conference Call Information

The Company will host a conference call on Tuesday, June 3, 2014 at 5:00 p.m. Eastern Time to review and discuss the Company’s results for the fourth quarter and fiscal year ended March 31, 2014.  The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320. Passcode 42332044. A live webcast will be available via the Company’s investor relations Web site at http://www.eplus.com/investors.

A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056, or for international callers, (404) 537-3406.  Passcode 42332044.  The replay will be available until June 5, 2014, and the webcast will also remain available for replay via the Company’s investor relations page of its Web site.

About ePlus inc.

ePlus is a leading integrator of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering complex information technology solutions, which may include managed and professional services and products from top manufacturers, flexible financing, and proprietary software.  Founded in 1990, ePlus has more than 900 associates serving commercial, state, municipal, and education customers nationally.  The Company is headquartered in Herndon, VA.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on Facebook at www.facebook.com/ePlusinc and on Twitter at www.twitter.com/ePlus.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from financial market disruption and general slowdown of the U.S. economy such as our current and potential customers’ delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; significant adverse changes in, reductions in, or losses of relationships with major customers or vendors; our ability to implement comprehensive plans to achieve customer account coverage, cost containment, asset rationalization, systems integration and other key strategies; our ability to secure our electronic and other confidential information; changes to our senior management team; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact: Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150

ePlus inc. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2014	March 31, 2013
ASSETS	(amounts in thousands)

Current assets:
Cash and cash equivalents	$80,179	$52,720
Short-term investments	-	982
Accounts receivable—trade, net	211,314	173,445
Accounts receivable—other, net	31,902	18,809
Inventories—net	22,629	14,795
Financing receivables—net, current	57,749	46,071
Deferred costs	10,819	9,361
Deferred tax assets	3,742	2,023
Other current assets	6,925	5,521
Total current assets	425,259	323,727

Financing receivables and operating leases—net	85,990	76,532
Property, equipment and other assets	8,013	6,672
Goodwill and other intangible assets	34,583	32,964
TOTAL ASSETS	$553,845	$439,895

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable—equipment	$6,772	$5,379
Accounts payable—trade	61,940	31,331
Accounts payable—floor plan	93,416	66,251
Salaries and commissions payable	12,401	12,911
Deferred revenue	21,840	16,239
Other current liabilities	15,382	17,407
Recourse notes payable - current	1,460	390
Non-recourse notes payable - current	30,907	22,169
Total current liabilities	244,118	172,077
Recourse notes payable - long term	2,100	1,094
Non-recourse notes payable - long term	34,421	18,086
Deferred tax liability - long term	5,001	6,818
Other liabilities	1,822	3,588
TOTAL LIABILITIES	287,462	201,663

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.01 per share par value; 2,000 shares authorized; none issued or outstanding	-	-
Common stock, $.01 per share par value; 25,000 shares authorized; 13,026 issued and 8,036 outstanding at March 31, 2014 and 12,899 issued and 8,150 outstanding at March 31, 2013	130	129
Additional paid-in capital	105,924	99,641
Treasury stock, at cost, 4,990 and 4,749 shares, respectively	(80,494)	(67,306)
Retained earnings	240,637	205,358
Accumulated other comprehensive income—foreign currency translation adjustment	186	410
Total Stockholders' Equity	266,383	238,232
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$553,845	$439,895

ePlus inc. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2013	2014	2013
	(amounts in thousands, except shares and per share data)
Sales of product and services	$249,307	$223,715	$1,013,374	$936,228
Financing revenue	7,907	10,561	35,896	38,384
Fee and other income	2,694	2,036	8,266	8,500

TOTAL REVENUES	259,908	236,312	1,057,536	983,112

COSTS AND EXPENSES

Cost of sales, product and services	202,313	179,754	827,875	767,447
Direct lease costs	2,945	3,254	12,748	10,892
	205,258	183,008	840,623	778,339

Professional and other fees	1,887	4,780	9,041	13,098
Salaries and benefits	31,989	30,155	123,151	110,963
General and administrative expenses	6,218	5,124	22,675	20,099
Interest and financing costs	559	500	1,948	1,868
	40,653	40,559	156,815	146,028

TOTAL COSTS AND EXPENSES	245,911	223,567	997,438	924,367

EARNINGS BEFORE PROVISION FOR INCOME TAXES	13,997	12,745	60,098	58,745

PROVISION FOR INCOME TAXES	5,775	5,043	24,825	23,915

NET EARNINGS	$8,222	$7,702	$35,273	$34,830

NET EARNINGS PER COMMON SHARE—BASIC	$1.04	$0.96	$4.41	$4.37
NET EARNINGS PER COMMON SHARE—DILUTED	$1.03	$0.95	$4.37	$4.32

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	7,865	7,907	7,927	7,810
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	7,916	7,963	7,999	7,903

ePlus inc. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS BY SEGMENT

	Three Months Ended March 31,
	2014		2013
	Technology	Financing	Technology	Financing
	(amounts in thousands)
Sales of product and services	$249,307	$ -	$223,715	$ -
Financing revenue	-	7,907	-	10,561
Fee and other income	2,559	135	1,996	40
TOTAL REVENUE	251,866	8,042	225,711	10,601

Cost of sales, product and services	202,313	-	179,754	-
Direct lease costs	-	2,945	-	3,254
Professional and other fees	1,343	544	2,833	1,947
Salaries and benefits	29,878	2,111	27,621	2,534
General and administrative expenses	5,507	711	4,845	279
Interest and financing costs	20	539	19	481
TOTAL COSTS AND EXPENSES	239,061	6,850	215,072	8,495

SEGMENT EARNINGS	$12,805	$1,192	$10,639	$2,106

	Twelve Months Ended March31,
	2014		2013
	Technology	Financing	Technology	Financing
	(amounts in thousands)
Sales of product and services	$1,013,374	$ -	$936,228	$ -
Financing revenues	-	35,896	-	38,384
Fee and other income	8,037	229	6,949	1,551
TOTAL REVENUES	1,021,411	36,125	943,177	39,935

Cost of sales, product and services	827,875	-	767,447	-
Direct lease costs	-	12,748	-	10,892
Professional and other fees	7,557	1,484	9,638	3,460
Salaries and benefits	113,481	9,670	100,447	10,516
General and administrative expenses	21,103	1,572	19,028	1,071
Interest and financing costs	84	1,864	89	1,779
TOTAL COSTS AND EXPENSES	970,100	27,338	896,649	27,718

SEGMENT EARNINGS	$51,311	$8,787	$46,528	$12,217